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                         CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-26680 and 33-53196) pertaining to the Whirlpool 401(k) Plan of Whirlpool Corporation and in the related Prospectus of our report dated May 24, 1995, with respect to the financial statements and schedules of the Whirlpool 401(k) Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                                                        ERNST & YOUNG LLP



Chicago, Illinois
June 28, 1995